Exhibit 31
RULE 13a-14(a) CERTIFICATIONS
I, Daniel J. Samela, certify that:
     1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Magellan Petroleum Corporation;
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Daniel J. Samela
Daniel J. Samela
President and Chief Executive Officer,
Chief Accounting and Financial Officer
Dated: October 28, 2008